Exhibit 99.1

2001 Ross Avenue Suite 3000 Dallas, TX 75201-8001 214-758-1500 Facsimile 214-758-1550 www.pattonboggs.com

March 30, 2007	David P. McLean 214-758-3553 dmclean@pattonboggs.com
VIA FEDERAL EXPRESS AND ELECTRONIC MAIL
John W. Kaufmann
Kirkpatrick & Lockhart Preston Gates Ellis LLP
599 Lexington Avenue
New York, NY 10022

Re:	SeaView Mezzanine Fund
LP Dear Mr. Kaufmann:
This letter is in response to your letter to WQN, Inc. (“WQN”) dated March 9, 2007, regarding SeaView Mezzanine Fund LP (“SeaView”), as well as the letter from SeaView to WQN dated March 21, 2007 regarding a capital call of $4,500,000.
Per the terms of the May 27, 2006 letter agreement between SeaView and WQN, effective as of January 25, 2007, the total commitment by WQN to SeaView pursuant to the limited partnership agreement was reduced to the amount of capital already paid-in to WQN’s capital account at SeaView and WQN is not required to make any future capital calls of SeaView.

Best regards,

David P. McLean

DPM:dmm

cc:	B. Michael Adler

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